UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 7, 2021

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-14174	Southern Company Gas	58-2210952
(A Georgia Corporation)
Ten Peachtree Place, N.E.
Atlanta, Georgia 30309
(404) 584-4000

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.
On September 7, 2021, Southern Company Gas (“GAS”) and Southern Company Gas Capital Corporation (“GAS Capital”) entered into an Underwriting Agreement covering the issue and sale of $450,000,000 aggregate principal amount of GAS Capital’s Series 2021A 3.15% Senior Notes due September 30, 2051 (the “Series 2021A Senior Notes”) and the related guarantee thereof by GAS. The Series 2021A Senior Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration Nos. 333-231185 and 333-231185-01) of GAS and GAS Capital.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.
1.1
Underwriting Agreement relating to the Series 2021A Senior Notes, dated September 7, 2021, among GAS, GAS Capital and BofA Securities, Inc., Goldman Sachs & Co. LLC, MUFG Securities Americas Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule I thereto.

4.1	Form of the Series 2021A Senior Note.

4.2	First Supplemental Indenture to Indenture dated as of September 9, 2021 providing for amendments to the Indenture.

4.3	Form of Guarantee related to the Series 2021A Senior Notes.

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP relating to the Series 2021A Senior Notes.

5.2	Opinion of Woodburn and Wedge relating to the Series 2021A Senior Notes.

8.1	Tax Opinion of Troutman Pepper Hamilton Sanders LLP relating to the Series 2021A Senior Notes.

23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1 above).

23.2	Consent of Woodburn and Wedge (included in Exhibit 5.2 above).

23.3	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 8.1 above).

104	Cover Page Interactive Data File – The cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2021	SOUTHERN COMPANY GAS

	By:	/s/ Melissa K Caen
Melissa K. Caen Assistant Secretary